POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that the person whose name appears below nominates, constitutes and appoints Chad C. Conwell Donald F. Crumrine and Robert M. Ettinger (with full power to act alone) her true and lawful attorney-in-fact and agent, for her and on her behalf and in his place and stead in any and all capacities, to execute any and all filings on Form 4 (Statement of changes of Beneficial Ownership of Securities) pursuant to Section 16(a) of the Securities Exchange Act of 1934 and Section
30(h) of the Investment Company Act of 1940, as amended
("Form 4 Filings") with respect to chnages of beneficial ownership of securities of FLAHERTY & CRUMRINE PREFERRED INCOME OOPORTUNITY FUND INCORPORATED (the "Fund"), and to file with the Securities and Exchange Commission, The New
York Stock Exchange and the Fund such Form 4 Filings, granting unto said attorney, full power and authority to do and perform certain acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned herself might or could do.

	IN WITNESS WHEREOF, the undersigned has hereunto set her hand this day of December, 2009.




Name: Karen H. Hogan
Title:   Director, Flaherty & Crumrine Preferred Income Fund
Incorporated


EXPIRES:  February 1, 2011